                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

 Current report pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                               ------------------

                        Commission File Number 333-21873

        Date of Report (date of earliest event reported): MARCH 29, 2001


                             FIRST INDUSTRIAL, L.P.
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                                           36-3924586
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)




            311 S. WACKER DRIVE, SUITE 4000, CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)


                                 (312) 344-4300
              (Registrant's telephone number, including area code)




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                              ITEM 5. OTHER EVENTS


                             FIRST INDUSTRIAL, L.P.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                   2000            1999          1998           1997            1996
                                                -----------     -----------   -----------    -----------     -----------
Income from Operations Before Disposition
of Interest Rate Protection Agreements
and Restructuring Charge..................       $ 104,386       $ 126,073     $  98,400      $  53,519       $  32,577


Plus: Interest Expense and Amortization
of Interest Rate Protection Agreements
and Deferred Financing Costs..............          82,568          78,094        69,713         25,468           4,881
                                                -----------     -----------   -----------    -----------     -----------

Earnings  Before  Disposition  of Interest
Rate Protection Agreements,  Restructuring
Charge and Fixed Charges..................       $ 186,954       $ 204,167     $ 168,113      $  78,987       $  37,458
                                                ===========     ===========   ===========    ===========     ===========

Fixed Charges ............................       $  87,771       $  83,662     $  73,356      $  26,619       $   5,382
                                                ===========     ===========   ===========    ===========     ===========

Ratio of Earnings to Fixed Charges (a)....           2.13x           2.44x         2.29x          2.97x           6.96x
                                                ===========     ===========   ===========    ===========     ===========




(a) For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from operations before disposition of interest rate protection agreements and restructuring charge. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of interest rate protection agreements and deferred financing charges.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               FIRST INDUSTRIAL, L.P.
                               BY: FIRST INDUSTRIAL REALTY TRUST, INC.



March 29, 2001                 By: /s/  Scott A. Musil
                                  ----------------------------------------
                                   Scott A. Musil
                                   Senior V. P. - Controller